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                                      Company Contact:
                                      Arthur A. Koch, Jr.
                                      Chief Operating Officer
                                      (302) 456-6789
                                      http://www.sdix.com
                                      -------------------

                                      Investor Relations:
                                      Lippert/Heilshorn Associates, Inc.
                                      John Nesbett/Vince Daniels
                                      (212) 838-3777
                                      jgn@lhai.com


           STRATEGIC DIAGNOSTICS INC. ANNOUNCES ACQUISITION OF ASSETS
                                       OF
                            SECOND ANTIBODY BUSINESS

   Forms Strategic BioSolutions, one of the Largest Independent Suppliers of
                        Antibodies in the United States

NEWARK, DELAWARE, May 12, 1999 - Strategic Diagnostics Inc. (NASDAQ: SDIX) today announced the completion of the acquisition of the operating assets of the OEM business of Atlantic Antibodies of Windham, ME, one of the first suppliers of custom and high-volume, bulk polyclonal antibodies for use in diagnostic test kits and research. This business, which was formed in 1973, has established a reputation in the industry for high quality products. This acquisition enables SDI to broaden the product offerings of monoclonal and polyclonal antibodies to include a wider range of high-volume, high value added commercial products.

This unit serves a wide range of customers including pharmaceutical, biotechnology, diagnostic companies and major research centers in the United States and the Pacific Rim and had 1998 sales of approximately $2 million, and is expected to be accretive to SDIOs earnings in 1999. The customer relationships are typically long-term and result in repeat sales. Under the terms of the purchase, SDI acquired the operating assets of the business, including a 120-acre animal care facility and attendant equipment, customer lists and other intangible assets including proprietary processes and know-how. SDI paid $3 million in cash and has agreed to a deferred payment $150 thousand payable, generally, upon the earlier of the sale of certain real estate or November 11, 2000. The accounting for this asset purchase is not expected to result in any significant one-time charges arising from the transaction. The Company's commercial bank provided $3 million of long-term, acquisition financing.

SDI plans to centralize these operations within its existing business to form Strategic BioSolutions, a new operating division of SDI. This acquisition follows the February 1999 acquisition of HTI Bio-Products and together with the original TSD business now comprise what the Company believes is one of the largest, independent custom antibody operations in the United States.

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SDI believes customers will benefit from the combination of these resources in many ways. Customers will be able to purchase a wider variety of products and services from a single source. This convenience has numerous advantages since many customers purchase these critical components from a variety of sources today. Additionally, the ability to single source these products will enable customers to streamline their vendor relationships, including the ability to validate a single source for ISO 9001 audit purposes. This additional convenience is an important advantage in operation for many customers whose protocols require supplier audits.

The combined operation will benefit from (i) a large, complementary customer base that has significant potential for cross-selling, (ii) a single, highly efficient sales network that can now offer a comprehensive set of products and services to meet broader needs of this significant customer base, (iii) a substantial research and development organization experienced at developing new products and the technology necessary to maintain market leadership, and (iv) lower operating costs resulting from the complete integration of three formerly stand-alone businesses. SDI believes these lower costs, both of production through centralized bioprocessing and administration with combined support functions, will enable the business to produce and market its high-value, high-margin products with the competitive advantage of lower costs of operations.

Strategic BioSolutions (SBS) will employ 92 people (compared to 148 previously on a stand-alone basis) and will be lead by Mr. Michael Dale as President of SBS. Mr. Dale has over nine years of direct operating experience in growing businesses, including his most recent position as President and CEO of the former HTI Bio-Products, Inc. Joining Mr. Dale on the senior management team of SBS is Dr. Larry Motyka, who will be responsible for monoclonal antibody development, and Dr. Vladimir Cherepakhin, who will lead the same efforts in polyclonal antibody development. Also on this senior management team is Dr. Eric Bean, who will serve as Vice President of Sales and Marketing and will be responsible for maintaining the business as a leader in its markets from a technology and product development perspective. In this capacity, Dr. Bean will also be responsible for developing customer relations from routine antibody development programs into full assay development assignments, and accordingly, has full access to the entire resources of SDI to facilitate the development of these relationships.

Throughout SDI's history, many significant product development and commercial supply agreements have followed from initial projects to develop and supply antibodies. This new and comprehensive customer base has the potential to provide an even greater number of these meaningful opportunities.

The Company has utilized this commercial strategy to obtain new customers with its excellent reputation for high-quality antibody development programs. The success with these programs has enabled SDI to propose and obtain further assay development projects by capitalizing on its familiarity with the project from its inception. SDI's business model in these development projects generally includes joint or shared technology ownership at the completion of the project and a long-term manufacturing agreement to supply the commercial products once the products are launched.

A number of SDI's products in its emerging agriculture and water quality markets have reached commercial success in this manner. In this way, it is anticipated that SBS's market-leading position will allow SDI to leverage product development capabilities into significant product sales opportunities. These strategies, as well as the opportunity to grow SDI's overall market position


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with expanded, predictable and profitable products and services, are the primary motivations behind the Company's decision to acquire these growing businesses and form Strategic BioSolutions.

Commenting on the transaction, Mr. Richard Birkmeyer, President and CEO of SDI said, "We are pleased to have assembled one of the largest independent antibody businesses in such a short number of months. Even more importantly, we have assembled people who share SDI's passion for quality and customer service and we begin Strategic BioSolutions with an established reputation for high quality. We are now working to inform our large, combined customer base of the substantial advantages available to them as a result of these actions."

Remarking on the management team, Mr. Birkmeyer added, "We begin this new endeavor with probably the most significant competitive advantage of all, an experienced, energetic and highly motivated management team responsible for developing world-wide customer relationships and fully leveraging the entire set of SDI's capabilities. This vital human resource has been brought together with a common vision of growth in market position and customer relationships and we are confident we will be successful in these efforts."

Noting the capabilities of SBS, Mr. Michael Dale commented, "We are launching SBS with one of the largest arrays of products and services in the marketplace today. We are also fortunate to offer these high-value products and services to an established customer base already familiar with our commitment to quality, service and new product development. At the same time, we are doing this with a highly efficient operation and one of the lowest cost structures in the industry. We are well positioned to grow profitably and I am pleased to have the opportunity to lead this organization toward these objectives."

SBS will share its corporate headquarters in Newark, Delaware with SDI; all bioprocessing for bulk OEM sales will also be done in Newark. Sales and customer service and certain animal care facilities will be located in California and an animal care facility for large animals will be located in Maine.

Strategic Diagnostics is a leading provider of biotechnology-based diagnostic tests for a broad range of commercial applications. Through its antibody business, Strategic Diagnostics also provides antibody and immunoreagent research and development services. Strategic Diagnostics' test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate," "enable," "believe," "expect" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, SDI's ability to manage growth, the integration of acquired systems, unknown Year 2000 issues arising from acquired systems, changes related to acquisitions such as the amortization of significant goodwill and other intangible assets, changes in demand for products, delays in product development, inability to obtain required government approvals, modifications to development and sales relationships, the ability to achieve anticipated growth, competition, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.